WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE

$10,000,000.00                                                  PHOENIX, ARIZONA
                                                                    JULY 14,1998

     FOR VALUE RECEIVED, the undersigned KNIGHT TRANSPORTATION, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Arizona RCBO #03839, 100 WEST WASHINGTON, PHOENIX, AZ 86003, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $10,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

     (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Arizona are authorized or required by law to close.

     (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for 1, 2, 3 or 6 months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than $100,000.00; and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

     (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1 %) determined by dividing Base LIBOR by a percentage equal to 100% less any LIBOR Reserve Percentage.

         (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

     (a) INTEREST. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum EQUAL TO the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be .62500% above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

     (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from Borrower not later than 3 Business Days after such telephone notice is given, and (B) such notice is given to Bank prior to 10:00 a.m., California time, of) the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Batik will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. if Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11 :00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

     (c) ADDITIONAL LIBOR PROVISIONS.

     (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(A) to make LIBOR options available hereunder, or (8) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

     (C)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 15th day of each month, commencing JULY 15, 1998.

     (e) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to 4% above the rate of interest from time to time applicable to this Note.

     (f) UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to .06200% per annum (computed on the basis of a 360-day year, actual days elapsed)
on the average unused amount of this Note, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by borrower in arrears on the 15th day of each month.

     (g) COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due hereunder by charging Borrower's demand deposit account number 4159-518950 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

STANDBY LETTER OF CREDIT SUBFEATURE:

     (a) LETTER OF CREDIT SUBFEATURE. As a subfeature under this Note, Bank agrees from time to time during the term hereof to issue standby letters of credit for the account of Borrower to finance WORKING CAPITAL REQUIREMENTS (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $1,250,000.00. Each Letter of Credit shall be issued for a term not to exceed 360 days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of this Note. The undrawn amount of all Letters of Credit shall be reserved tinder this Note and shall not be available for borrowings hereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under this Note and shall be repaid by Borrower in accordance with the terms and conditions of this Note; provided however, that if advances hereunder are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances hereunder. In such event, Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft.

     (b) LETTER OF CREDIT FEES. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to 0.900% per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and
(ii) fees upon the payment by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

BORROWING AND REPAYMENT:

     (a) USE OF PROCEEDS. Advances under this Note shall be available solely to finance WORKING CAPITAL REQUIREMENTS.

     (b) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with, or at any time as a supplement to, this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on JULY 15, 2000.

     (c) ADVANCES. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of
(i) L. RANDY KNIGHT or KEVIN P. KNIGHT or CLARK JENKINS or GARY KNIGHT, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

PREPAYMENT:

     (a) PRIME RATE. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

     (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of $100,000.00; provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Tern) matures, calculated as follows for each such month:

         (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is
difficult  to  ascertain  the  full  extent  of  such  costs,   expenses  and/or
liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum 2.000% above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

     Any default in the payment or performance of any obligation under this Note, or any defined event of default under any loan agreement now or at any time hereafter in effect between Borrower and Bank (whether executed prior to, concurrently with or at any time after this Note), shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

     (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal, interest, fees and charges outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, it any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments. advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     (c) GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the state of Arizona.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

KNIGHT TRANSPORTATION INC.

By: /s/ Clark Jenkins
---------------------------------
CLARK JENKINS
CHIEF FINANCIAL OFFICER/SECRETARY

WELLS FARGO BANK                                                  LOAN AGREEMENT

     This Loan Agreement (this "Agreement") is entered into by and between KNIGHT TRANSPORTATION, INC. ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and sets forth the terms and conditions which govern all Borrower's commercial credit accommodations from Bank, whether now existing or hereafter granted (each, a "Credit" and collectively, "Credits"), which terms and conditions are in addition to those set forth in any other contract, instrument or document (collectively with this Agreement, the "Loan Documents") required by this Agreement or heretofore or at any time hereafter delivered to Bank in connection with any Credit.

     I. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to Bank, which representations and warranties shall be true as of the date hereof and on the date of each extension of credit under each Credit with the same effect as though made on each such date:

     (a) LEGAL STATUS. Borrower is a CORPORATION, duly organized and existing and in good standing under the laws of the State of ARIZONA, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to be qualified or licensed could have a material adverse effect on Borrower.

     (b) AUTHORIZATION AND VALIDITY. Each of the Loan Documents has been duly authorized, and upon its execution and delivery to Bank will constitute a legal, valid and binding obligation of Borrower or the party which executes the same, enforceable in accordance with its respective terms.

     (c) NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of law or regulation, or contravene any provision of Borrower's Articles of Incorporation or By-Laws, or result in any breach of or default under any agreement, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     (d) NO LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower except as disclosed by Borrower to Bank in writing prior to the date hereof.

     (e) FINANCIAL STATEMENTS. The most recent annual financial statement of Borrower, and all interim financial statements delivered to Bank since the date of said annual financial statement, true copies of which have been delivered by Borrower to Bank prior to the date hereof, are complete and correct, present fairly the financial condition of Borrower and disclose all liabilities of
Borrower, and have been prepared in accordance with generally accepted accounting principles. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     (f) TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year except as disclosed by Borrower to Bank in writing prior to the date hereof.

     II. ADDITIONAL TERMS.

     (a) CONDITIONS PRECEDENT. The obligation of Bank to grant any Credit is subject to the condition that Bank shall have received all contracts, instruments and documents, duly executed where applicable, deemed necessary by Bank to evidence such Credit and all terms and conditions applicable thereto, all of which shall be in form and substance satisfactory to Bank.

     (b) APPLICATION OF PAYMENTS. Each payment made on each Credit shall be applied first, to any interest then due, second, to any fees and charges then due, and third, to the outstanding principal balance thereof.

     III. COVENANTS. So long as any Credit remains available or any amounts under any Credit remain outstanding, Borrower shall, unless Bank otherwise consents in writing:

     (a) INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     (b) COMPLIANCE: LAWS AND REGULATIONS; YEAR 2000.

          (i) Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower's business; and comply with the provisions of all documents pursuant to which Borrower is organized arid/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations arid orders of any governmental authority applicable to Borrower and/or its business, and all state or federal environmental, hazardous waste, health arid safety statutes, arid any rules or regulations adopted pursuant thereto, which govern or affect any operations and/or properties of Borrower.

         (ii) Perform all acts reasonably necessary to ensure that (A) Borrower and any business in which Borrower holds a substantial interest, and (B) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

     (c) OTHER INDEBTEDNESS. Not create, incur, assume or permit to exist any indebtedness or other liabilities, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, direct or contingent (including any contingent liability under any guaranty of the obligations of any person or entity), except (i) the liabilities of Borrower to Bank, Iii) trade debt incurred by Borrower in the normal course of its business, and (iii) any other liabilities of Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof.

     (d) MERGER; CONSOLIDATION; TRANSFER OF ASSETS. Not merge into or consolidate with any other entity; nor make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor acquire all or substantially all of the assets of any other person or entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     (e) PLEDGE OF ASSETS. Not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except in favor of Bank and except any of the foregoing existing as of, and disclosed to Bank in writing prior to, the date hereof.

     (f) FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank, together with such current financial and other information as Bank from time to time may reasonably request:

         (i) As soon as available, but in no event later than 120 days after and as of the end of each FISCAL year, AN AUDITED financial statement of Borrower, prepared by an independent certified public accountant acceptable to Bank, to include a balance sheet, income statement and statement of cash flow, together with all supporting schedules and footnotes.

         (ii) As soon as available, but in no event later than 60 days after and as of the end of EACH FISCAL QUARTER, a financial statement of Borrower, prepared by Borrower and certified as correct by an officer of Borrower authorized to borrow under the Most current Corporate Borrowing Resolution delivered by Borrower to Bank, to include a balance sheet and income statement, together with all supporting schedules and footnotes.

     (g) Financial Condition. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

         (i) Current Ratio not at any time less than 1.00 to 1 .0, with "Current Ratio" defined as total current assets divided by total current liabilities.

         (ii) Tangible Net Worth not at any time less than $50,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

         (iii) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.00 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

     IV. DEFAULT; REMEDIES.

     (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (i) The failure to pay any principal, interest, fees or other charges when due under any of the Loan Documents.

         (ii) Any representation or warranty hereunder or under any other Loan Document shall prove to be incorrect, false or misleading in any material respect when made.

         (iii) Any violation or breach of any term or condition of this Agreement or any other of the Loan ocuments.

         (iv) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which Borrower or any guarantor hereunder has incurred debt or any other liability of any kind to any person or entity, including Bank.

         (v) The filing of a petition by or against Borrower or any guarantor hereunder under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or any such guarantor; Borrower or any such guarantor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of Borrower or any such guarantor.

         (vi) Any material adverse change, as determined solely by Bank, in the financial condition of Borrower.

         (vii) The death or incapacity of any individual guarantor hereunder; or the dissolution or liquidation of Borrower or of any guarantor hereunder which is a corporation, partnership or other type of entity.

         (viii) Any change in ownership during the term hereof of an aggregate of 25% or more of the common stock of Borrower.

     (b) REMEDIES. Upon the occurrence of any Event of Default: (i) the entire balance of principal, interest, fees and charges on each Credit shall, at Bank's option, become immediately due and payable in full without presentment; "demand, protest or notice of dishonor, all of which are expressly waived by Borrower;
(ii) the obligation, if any, of Bank to extend any further credit to Borrower under any Credit shall immediately cease and terminate; and (iii) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any security for any Credit, All rights, powers and remedies of Bank shall be cumulative.

     V. MISCELLANEOUS.

     (a) NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under this Agreement, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

     (b) NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to the applicable party at its address specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (i) if personally delivered, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid; and (iii) if sent by telecopy, upon receipt.

     (c) COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (i) the negotiation and preparation of this Agreement and the other Loan Documents, and Bank's continued administration of each Credit, Iii) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (iii) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding of otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (d) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights. hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any Credit, Borrower or its business, any guarantor of any Credit or the business of any such guarantor, or any collateral for any Credit.

     (e) CONTROLLING AGREEMENT; Amendment. In the event of any direct conflict between any provision of this Agreement and any provision of any other Loan Document, the terms of this Agreement shall control. This Agreement may be amended or modified only in writing signed by Bank and Borrower.

     (f) NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document to which it is riot a party.

     (g) SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Arizona.

         (i) CANCELLATION OF PRIOR LOAN AGREEMENTS. This Agreement cancels and supersedes all prior loan agreements between Borrower and Bank relating to any Credit.

     VI. ARBITRATION.

     (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (a) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Arizona selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

     (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Arizona State Bar or retired judges of the state or federal judiciary of Arizona, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Arizona, (ii) may grant any remedy or relief that a court of the state of Arizona could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Arizona, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Arizona. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Arizona.

     (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the Subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of JULY 14, 1998.

KNIGHT TRANSPORTATION, INC.                    WELLS FARGO BANK,
                                               NATIONAL ASSOCIATION
By: /s/ Clark Jenkins
    ------------------------------------       By: /s/
    CLARK JENKINS                                 ------------------------------
    CHIEF FINANCIAL OFFICER/SECRETARY          Title:
                                                      --------------------------
Address: 5601 W. BUCKEYE ROAD                  Address: 100 West Washington
         PHOENIX AZ 85043                               Phoenix, AZ 85003

WELLS FARGO BANK                                       CERTIFICATE OF INCUMBENCY

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

     The undersigned, CLARK JENKINS, Secretary of KNIGHT TRANSPORTATION, INC., a corporation created and existing under the laws of the state of ARIZONA, hereby certifies to Wells Fargo Bank, National Association ("Bank") that (a) the following named persons are duly elected officers of this corporation and presently hold the titles specified below, (b) said officers are authorized to act on behalf of this Corporation in transactions with Bank, and (c) the signature opposite each officer's name is his or her true signature:

Title                         Name                     Signature
-----                         ----                     ---------
Chairman                      Randy Knight             /s/ Randy Knight
Chief Executive Officer       Kevin P. Knight          /s/ Kevin P. Knight
President                     Gary Knight              /s/ Gary Knight
Chief Financial Officer       Clark Jenkins            /s/ Clark Jenkins

The undersigned further certifies that if any of the above-named officers change, or this corporation shall immediately provide to Bank a new Certificate of Incumbency. Bank is hereby authorized to rely on this Certificate of Incumbency until a new Certificate of Incumbency certified by the Secretary of this corporation is received by Bank.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the corporate seal of said corporation as of Knight Transportation, Inc.

                                             /s/ Clark Jenkins
                                             -----------------------------------
                                             CLARK JENKINS, Secretary

(SEAL)

To:      Wells Fargo Bank,
         National Association
         100 West Washington
         Phoenix, AZ 85003


                           Re: KNIGHT TRANSPORTATION, INC. ("Borrower")


Attn:____________________________________________


     The undersigned is the Chief Financial Officer* of Borrower. In said capacity, the undersigned hereby certifies to Wells Fargo Bank, National Association ("Bank") that (a) the financial statement of Borrower dated as of 3/31/98, heretofore or concurrently herewith delivered by Borrower to Bank, and all schedules and footnotes thereto, are true and correct, and have been prepared in accordance with generally accepted accounting principles, and (b) as of the date hereof, there exists no default or defined Event of Default under any loan agreement, promissory note or any other document in effect with respect to any credit accommodation granted by Bank to Borrower.

Dated:   7/14/98                       KNIGHT TRANSPORTATION, INC.

                                       By: /s/ Clark Jenkins
                                           -------------------------------------
                                       Title: Chief Financial Officer


* Insert the title of the signer who must be an officer of Borrower authorized to borrow under the most current Corporate Borrowing Resolution delivered by Borrower to Bank.

WELLS FARGO BANK                                 CORPORATE RESOLUTION: BORROWING

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION

     RESOLVED: That this corporation, KNIGHT TRANSPORTATION, INC., proposes to obtain credit from time to time, or has obtained credit, from Wells Fargo Bank, National Association ("Bank").

     BE IT FURTHER RESOLVED, that any ONE of the following officers:

     CHAIRMAN OR CHIEF EXECUTIVE OFFICER OR CHIEF FINANCIAL OFFICER/SECRETARY OR PRESIDENT

     together with any ONE of the following officers:

     NONE

of this corporation be and they are hereby authorized and empowered for and on behalf of and in the name of this corporation and as its corporate act and deed:

     (a) To borrow money from Bank and to assume any liabilities of any other person or entity to Bank, in such form and on such terms and conditions as shall be agreed upon by those authorized above and Bank, and to sign and deliver to Bank such promissory notes and other evidences of indebtedness for money borrowed or advanced and/or for indebtedness assumed as Bank shall require; such promissory notes or other evidences of indebtedness may provide that advances be requested by telephone communication and by any officer, employee or agent of this corporation so long as the advances are deposited into any deposit account of this corporation with Bank; this corporation shall be bound to Bank by, and Bank may rely upon, any communication or act, including telephone communications, purporting to be done by any officer, employee of agent of this corporation provided that Bank believes, in good faith, that the same is done by such person.

     (b) To contract for the issuance by Bank of letters of credit, to discount with Bank notes, acceptances and evidences of indebtedness payable to or due this corporation, to endorse the same and execute such contracts and instruments for repayment thereof to Bank as Bank shall require, and to enter into foreign exchange transactions with or through Bank.

     (c) To mortgage, encumber, pledge, convey, grant, assign or otherwise transfer all or any part of this corporation's real or personal property for the purpose of securing the payment of any of the promissory notes, contracts, instruments and other evidences of indebtedness authorized hereby, and to execute and deliver to Bank such deeds of trust, mortgages, pledge agreements, security agreements and/or other related documents as Bank shall require.

     (d) To perform all acts and to execute and deliver all documents described above and all other contracts and instruments which Bank deems necessary or convenient to accomplish the purposes of this resolution and/or to perfect or continue the rights, remedies and security interests to be given to Bank pursuant hereto, including without limitation, any modifications, renewals and/or extensions of any of this corporation's obligations to Bank, however evidenced; provided that the aggregate principal amount of all sums borrowed and credits established pursuant to this resolution shall not at any time exceed the sum of $10,100,000.00 outstanding and unpaid.

     Loans made pursuant to a special resolution and loans made by offices of Bank other than the office to which this resolution is delivered shall be in addition to foregoing limitation.

     BE IT FURTHER RESOLVED, that the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered by this corporation to Bank and shall continue in full force and effect until Bank shall have received notice in writing, certified by the Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Bank, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Bank's receipt of such notice. The authority hereby conferred shall be deemed retroactive, and any and all acts authorized herein which were performed prior to the passage of this resolution are hereby approved and ratified.

                                  CERTIFICATION

     I, CLARK JENKINS, Secretary of KNIGHT TRANSPORTATION, INC., a corporation created and existing under the laws of the state of ARIZONA, do hereby certify and declare that the foregoing is a full, true and correct copy of the resolutions duly passed and adopted by the Board of Directors of said corporation, by written consent of all Directors of said corporation or at a meeting of said Board duly and regularly called, noticed and held on May 13, 1998, at which meeting a quorum of the Board of Directors was present and voted in favor of said resolutions; that said resolutions are now in full force and effect; that there is no provision in the Articles of Incorporation or Bylaws of said corporation, or any shareholder agreement, limiting the power of the Board of Directors of said corporation to pass the foregoing resolutions and that such resolutions are in conformity with the provisions of such Articles of Incorporation and Bylaws; and that no approval by the shareholders of, or of the Outstanding shares of, said corporation is required with respect to the matters which are the subject of the foregoing resolutions.

     IN WITNESS WHEREOF, I have hereunto set my hand and, if required by Bank affixed the corporate seal of said corporation, as of 7/14/98.

                                       By: /s/ Clark Jenkins
                                           -------------------------------------
                                           CLARK JENKINS, Secretary

(SEAL)

WELLS FARGO BANK                                                  LOAN AGREEMENT

     This Loan Agreement (this "Agreement" is entered into by and between KNIGHT TRANSPORTATION, INC. ("Borrower") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and sets forth the terms and conditions which govern all Borrower's commercial credit accommodations from Bank, whether now existing or hereafter granted (each, a "Credit" and collectively, 'Credits"), which terms and conditions are in addition to those set forth in any other contract, instrument or document (collectively with this Agreement, the "Loan Documents") required by this Agreement or heretofore or at any time hereafter delivered to Bank in connection with any Credit.

     I. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to Bank, which representations and warranties shall be true as of the date hereof and on the date of each extension of credit under each Credit with the same effect as though made on each such date:

     (a) LEGAL STATUS. Borrower is a CORPORATION, duly organized and existing and in good standing under the laws of the State of ARIZONA, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to be qualified or licensed could have a material adverse effect on Borrower.

     (b) AUTHORIZATION AND VALIDITY. Each of the Loan Documents has been duly authorized, and upon its execution and delivery to Bank will constitute a legal, valid and binding obligation of Borrower or the party which executes the same, enforceable in accordance with its respective terms.

     (c) NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of law or regulation, or contravene any provision of Borrower's Articles of Incorporation or By-Laws, or result in any breach of or default under any agreement, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     (d) NO LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower except as disclosed by Borrower to Bank in writing prior to the date hereof.

     (e) FINANCIAL STATEMENTS. The most recent annual financial statement of Borrower, and all interim financial statements delivered to Bank since the date of said annual financial statement, true copies of which have been delivered by Borrower to Bank prior to the date hereof, are complete and correct, present fairly the financial condition of Borrower and disclose all liabilities of
Borrower, and have been prepared in accordance with generally accepted accounting principles. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     (f) TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year except as disclosed by Borrower to Bank in writing prior to the date hereof.

     II. ADDITIONAL TERMS.

     (a) CONDITIONS PRECEDENT. The obligation of Bank to grant any Credit is subject to the condition that Bank shall have received all contracts, instruments and documents, duly executed where applicable, deemed necessary by Bank to evidence such Credit and all terms and conditions applicable thereto, all of which shall be in form and substance satisfactory to Bank.

     (b) APPLICATION OF PAYMENTS. Each payment made on each Credit shall be applied first, to any interest then due, second, to any fees and charges then. due, and third, to the outstanding principal balance thereof.

     III. COVENANTS. So long as any Credit remains available or any amounts under any Credit remain outstanding, Borrower shall, unless Bank otherwise consents in writing:

     (a) INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     (b) COMPLIANCE: LAWS AND REGULATIONS; YEAR 2000.

         (i) Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of Borrower's business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business, and all state or federal environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any operations and/or properties of Borrower.

         (ii) Perform all acts reasonably necessary to ensure that (A) Borrower and any business in which Borrower holds a substantial interest, and (B) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require.

     (c) OTHER INDEBTEDNESS. Not create, incur, assume or permit to exist any indebtedness or other liabilities, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, direct or contingent (including any contingent liability under any guaranty of the obligations of any person or entity), except (i) the liabilities of Borrower to Bank, (ii) trade debt incurred by Borrower in the normal course of its business, and (iii) any other liabilities of Borrower existing as of, and disclosed to Bank in writing prior to, the date hereof.

     (d) MERGER; CONSOLIDATION; TRANSFER OF ASSETS. Not merge into or consolidate with any other entity; nor make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor acquire all or substantially all of the assets of any other person or entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     (e) PLEDGE OF ASSETS. Not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except in favor of Bank and except any of the foregoing existing as of, and disclosed to Bank in writing prior to, the date hereof.

     (f) FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank, together with such current financial and other information as Bank from time to time may reasonably request:

         (i) As soon as available, but in no event later than 120 days after and as of the end of each FISCAL year, AN AUDITED financial statement of Borrower, prepared by an independent certified public accountant acceptable to Bank, to include a balance sheet, income statement and statement of cash flow, together with all supporting schedules and footnotes.

         (ii) As soon as available, but in no event later than 60 days after and as of the end of EACH FISCAL QUARTER, a financial statement of Borrower, prepared by Borrower and certified as correct by an officer of Borrower authorized to borrow under the most current Corporate Borrowing Resolution delivered by Borrower to Bank, to include a balance sheet and income statement, together with all supporting schedules and footnotes.

     *(g) FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

         (i) Current Ratio not at any time less than 1.00 to 1 .0, with "Current Ratio" defined as total current assets divided by total current liabilities.

         (ii) Tangible Net Worth not at any time less than $50,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

         (iii) Total Liabilities divided by Tangible Net Worth not at any time greater than 1.00 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

         (iv) EBITDA Coverage Ratio not less than 3.00 to 1.0 as of each FISCAL quarter end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.*

*To be measured on a rolling four quarter basis.

     IV. DEFAULT; REMEDIES.

     (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (i) The failure to pay any principal, interest, fees or other charges when due under any of the Loan Documents.

         (ii) Any representation or warranty hereunder or under any other Loan Document shall prove to be incorrect, false or misleading in any material respect when made.

         (iii) Any violation or breach of any term or condition of this Agreement or any other of the Loan Documents.

         (iv) Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which Borrower or any guarantor hereunder has incurred debt or any other liability of any kind to any person or entity, including Bank.

         (v) The filing of a petition by or against Borrower or any guarantor hereunder under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or any such guarantor; Borrower or any such guarantor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of Borrower or any such guarantor.

         (vi) Any material adverse change, as determined solely by Bank, in the financial condition of Borrower.

         (vii) The death or incapacity of any individual guarantor hereunder; or the dissolution or liquidation of Borrower or of any guarantor hereunder which is a corporation, partnership or other type of entity.

         (viii) Any change in ownership during the term hereof of an aggregate of 25% or more of the common stock of Borrower.

     (b) REMEDIES. Upon the occurrence of any Event of Default: (i) the entire balance of principal, interest, fees and charges on each Credit shall, at Bank's option, become immediately due and payable in full without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower;
(ii) the obligation, if any, of Bank to extend any further credit to Borrower under any Credit shall immediately cease and terminate; and (iii) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any security for any Credit. All rights, powers and remedies of Bank shall be cumulative.

     V. MISCELLANEOUS.

     (a) NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under this Agreement, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

     (b) NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to the applicable party at its address specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (i) if personally delivered, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid; and (iii) if sent by telecopy, upon receipt.

     (c) COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (i) the negotiation and preparation of this Agreement and the other Loan Documents, and Bank's continued administration of each Credit, (ii) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (iii) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

     (d) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any Credit, Borrower or its business, any guarantor of any Credit or the business of any such guarantor, or any collateral for any Credit.

     (e) CONTROLLING AGREEMENT; AMENDMENT. In the event of any direct conflict between any provision of this Agreement and any provision of any other Loan Document the terms of this Agreement shall control. This Agreement may be amended or modified only in writing signed by Bank and Borrower.

     (f) NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document to which it is not a party.

     (g) SEVERABILITY OF PROVISIONS. If any provision of this Agreement snail be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Arizona.

     (i) CANCELLATION OF PRIOR LOAN AGREEMENTS. This Agreement cancels and supersedes all prior loan agreements between Borrower and Bank relating to any Credit.

     VI. ARBITRATION.

     (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (a) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Arizona selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

     (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

     (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the Arizona State Bar or retired judges of the state or federal judiciary of Arizona, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Arizona, (ii) may grant any remedy or relief that a court of the state of Arizona could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

     (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of

Arizona, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, reducing or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Arizona. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Arizona.

     (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more then one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of OCTOBER 1, 1998.

KNIGHT TRANSPORTATION, INC.                      WELLS FARGO BANK,
                                                 NATIONAL ASSOCIATION

By: /s/ Clark Jenkins                            By: /s/
    ---------------------------------            -------------------------------
    CLARK JENKINS                                Title: Vice President
    CHIEF FINANCIAL OFFICER/SECRETARY

Address: 5601 W. BUCKEYE ROAD                    Address: 100 West Washington
         PHOENIX, AZ 85043                                Phoenix, AZ 85003